Exhibit 10.2
SECURITY AGREEMENT SUPPLEMENT
     Reference is made to that certain (a) Collateral Trust Agreement, dated as of March 5, 2010 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Collateral Trust Agreement”), among Eastman Kodak Company, a New Jersey corporation (the “Company”), the other Trustors party thereto from time to time, The Bank of New York Mellon, as Trustee and as collateral agent (in such capacity, together with its successors and assigns, the “Collateral Agent”) for the Second Lien Secured Parties, and each Representative party thereto from time to time, and (b) Security Agreement dated as of March 5, 2010 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), made by the Company and the other Grantors (as defined therein) from time to time party thereto, in favor of the Collateral Agent. Terms defined in the Collateral Trust Agreement or the Security Agreement and not otherwise defined herein are used herein as defined in the Collateral Trust Agreement or the Security Agreement, as applicable.
     This Security Agreement Supplement, dated as of March 15, 2011 (this “Security Agreement Supplement”), is being delivered in connection with the Security Agreement for the purpose of adding the additional assets described herein to the Collateral.
     NOW, THEREFORE, in consideration of the transactions under the Collateral Trust Agreement and the Security Agreement:
     SECTION 1. Grant of Security. The undersigned hereby grants to the Collateral Agent, for the ratable benefit of the Second Lien Secured Parties, a security interest in all of its right, title and interest in and to the following additional Collateral: (i) the deposit account(s) set forth on the Supplement to Schedule II attached hereto (the “New Pledged Deposit Account” and all funds and financial assets from time to time credited thereto (including, without limitation, all cash equivalents) and including all property related thereto as set forth in Section 1 of the Security Agreement; and (ii) all proceeds of the foregoing. From and after the date hereof, the terms “Pledged Deposit Accounts” and “Collateral” shall be deemed to include the New Pledged Deposit Account, for so long as such New Pledged Deposit Account exists.
     SECTION 2. Security for Obligations. The grant of a security interest in the Collateral by the undersigned under this Security Agreement Supplement and the Security Agreement secures the payment of all Secured Obligations of the undersigned now or hereafter existing under or in respect of the Second Lien Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise. Without limiting the generality of the foregoing, this Security Agreement Supplement and the Security Agreement secures the payment of all amounts that constitute part of the Secured Obligations and that would be owed by the undersigned to any Second Lien Secured Parties under the Second Lien Documents but for the fact that such Secured Obligations are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company or any Guarantor.

     SECTION 3. Governing Law. This Security Agreement Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.1
     SECTION 4. Intercreditor Agreement. Notwithstanding anything herein to the contrary, the Liens and security interest granted to the Collateral Agent, for the benefit of the Second Lien Secured Parties, pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent, for the benefit of the Second Lien Secured Parties, hereunder are subject to the provisions of the Intercreditor Agreement, among Citicorp USA, Inc. as First Lien Representative, The Bank of New York Mellon, as Second Lien Representative, the Company, the direct and indirect Subsidiaries of the Company party thereto and such other parties as may be added thereto from time to time in accordance with the terms thereof and as the Intercreditor Agreement may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern.
[Signature pages follow]

     IN WITNESS WHEREOF, the undersigned has caused this Security Agreement Supplement to be signed on the date set forth below, to be effective on the date set forth above.

EASTMAN KODAK COMPANY
By:	/s/ William G. Love
	Name:	William G. Love
	Title:	Treasurer

Receipt of the foregoing Security Agreement Supplement is hereby acknowledged.
THE BANK OF NEW YORK MELLON
As Collateral Agent

By:	/s/ Thomas J. Provenzano
	Name:	Thomas J. Provenzano
	Title:	Vice President

Supplement to Schedule II to the Security Agreement

Name and Address
Grantor	Type of Account	of Bank	Account Number